UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 27, 2012

NEWBRIDGE BANCORP

(Exact Name of Registrant as Specified in Charter)

North Carolina	000-11448	56-1348147
State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1501 Highwoods Boulevard, Suite 400, Greensboro North Carolina	27410
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (336) 369-0900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Executive Officer Compensation. On January 27, 2012, NewBridge Bancorp (the “Company”), its subsidiary NewBridge Bank (the “Bank”) and David P. Barksdale, Senior Executive Vice President and Chief Banking Officer of the Company and the Bank, executed an Employment and Change of Control Agreement (the “Employment Agreement”). The Employment Agreement, which became effective on January 27, 2012, replaces the Employment and Change of Control Agreement between Mr. Barksdale, the Bank and the Company, dated October 16, 2008.

There follows a brief description of the terms and conditions of the Employment Agreement. Unless defined herein, capitalized terms shall have the meaning given them in the Employment Agreement, a copy of which is attached as Exhibit 99.1, and incorporated herein by reference.

Notwithstanding any other provision of the Employment Agreement, for so long as the United States Department of the Treasury (“UST”) holds shares of preferred stock of the Company, purchased by the UST under the Capital Purchase Program implemented under the Emergency Economic Stabilization Act of 2008, certain restrictions will apply, as provided for in Appendix A to the Employment Agreement. These restrictions cause many of the provisions of the Employment Agreement to be without effect, with the consequence that Mr. Barksdale may not receive incentive compensation, golden parachute payments or severance payments, except as specifically allowed by the American Recovery and Reinvestment Act of 2009 and interim final rules promulgated thereunder by the UST. Further, Mr. Barksdale has waived and released any and all claims, actions and claims for release and causes of action he has or may have against the Company and the Bank arising thereunder, until such time as the Company and the Bank are no longer subject to these restrictions.

The Employment Agreement provides for Mr. Barksdale’s employment as Senior Executive Vice President and Chief Banking Officer of the Company and the Bank, with duties and responsibilities as are customary for persons holding such executive offices of institutions that are a part of the financial institutions industry. Unless earlier terminated, the Employment Agreement has a term of three years beginning as of January 27, 2012 (the “Effective Date”) and ending as of January 26, 2015 (the “Employment Period”).

The Company and the Bank (together “NewBridge”) will pay Mr. Barksdale a base salary at the rate of at least $225,000 per year (“Base Salary”), less normal withholdings, payable in equal monthly or more frequent installments as are customary under the Bank’s payroll practices from time to time. The Bank shall review Mr. Barksdale’s total compensation at least annually and in its sole discretion may adjust Mr. Barksdale’s total compensation from year to year, but during the Employment Period, Mr. Barksdale’s Base Salary may not decrease below $225,000, and periodic increases in Base Salary, once granted, may not be revoked.

Mr. Barksdale shall be entitled to participate in all of NewBridge’s (i) executive management incentive plans, (ii) long-term incentive plans; and (iii) stock option, stock grant and similar plans, and in each of the foregoing cases any successor or substitute plans, and in at least as favorable a manner as any participant who is a member of NewBridge’s senior executive management, at the same level as Mr. Barksdale.

Mr. Barksdale shall be entitled to participate in all savings, pension and retirement plans (including supplemental retirement plans), practices, policies and programs applicable generally to NewBridge’s senior executive employees (the “Benefit Plans”), on at least as favorable a basis as any other participant who is a member of NewBridge’s senior executive management, at the same level as Mr. Barksdale.

Mr. Barksdale and/or Mr. Barksdale’s family, as the case may be, shall be eligible for participation in and shall receive all benefits under all welfare benefit plans, practices, policies and programs provided by NewBridge (including, without limitation, medical, hospitalization, prescription, dental, disability, employee life, group life, accidental death and dismemberment, and travel accident insurance plans and programs) to the extent applicable generally to NewBridge’s senior executive employees (“Welfare Benefit Plans”).

Mr. Barksdale shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by Mr. Barksdale in accordance with NewBridge’s policies, practices and procedures, to the extent applicable generally to NewBridge’s other senior executive employees.

Mr. Barksdale shall be entitled to fringe benefits in accordance with NewBridge’s plans, practices, programs and policies in effect for their senior executive employees.

Mr. Barksdale shall be entitled annually to a minimum of 33 business days of paid vacation and shall be entitled to that number of business days of paid disability, sick and other leave specified in NewBridge’s employment policies.

Mr. Barksdale’s employment with NewBridge shall terminate automatically upon Mr. Barksdale’s death. Otherwise, NewBridge may terminate Mr. Barksdale’s employment for Cause, Without Cause and/or if NewBridge determines in good faith that the Disability of Mr. Barksdale has occurred, after notice of such determination. Also, Mr. Barksdale may terminate his employment for Good Reason.

If NewBridge terminates Mr. Barksdale’s employment Without Cause, or Mr. Barksdale terminates his employment for Good Reason, in each case, other than in connection with a Change of Control, then in consideration of Mr. Barksdale’s services rendered prior to such Termination:

(i)	NewBridge shall pay Mr. Barksdale the following cash sums: (a) his Base Salary through the Date of Termination, (b) any accrued vacation, sick and other leave pay, (c) the product of (1) the number of days remaining in the Employment Period and (2) Mr. Barksdale’s Base Salary, divided by 365, and (d) the product of (x) Mr. Barksdale’s aggregate cash bonus for the last completed fiscal year, and (y) a fraction, the numerator of which is the number of days in the current fiscal year through the Date of Termination, and the denominator of which is 365;

(ii)	for the Remaining Employment Period, or such longer period as may be provided by the terms of the appropriate plan, program, practice or policy, NewBridge shall continue to provide benefits to Mr. Barksdale and/or Mr. Barksdale’s family at least equal to those which would have been provided to them in accordance with the Welfare Benefit Plans if Mr. Barksdale’s employment had not been terminated; provided, however, that if Mr. Barksdale becomes re-employed with another employer and is eligible to receive substantially the same benefits under the other employer’s plans, the benefits provided by NewBridge shall be secondary to those provided under such other employer’s plans; and

(iii)	NewBridge shall timely pay or provide to Mr. Barksdale any other amounts or benefits required to be paid or provided or which Mr. Barksdale is eligible to receive under any Welfare Benefit Plan.

If Mr. Barksdale’s employment terminates by reason of his death, Mr. Barksdale’s legal representatives shall become entitled to the following: (i) Accrued Obligations shall be timely paid; (ii) Other Benefits shall be timely paid or provided; (iii) all stock options that are “incentive stock options” (“ISOs”), as described in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), previously granted to Mr. Barksdale that vested at or prior to the Date of Termination shall remain exercisable for the longer of 12 months and the exercise period in effect immediately prior to the Date of Termination; (iv) all nonqualified stock options shall remain exercisable for the period of exercise in effect immediately prior to the Date of Termination; (v) all options previously granted to Mr. Barksdale and scheduled to vest in the year of death shall immediately vest and be exercisable for the exercise period set forth in the applicable grants; and (vi) Mr. Barksdale’s rights to all benefits under all Benefit Plans that are “nonqualified” plans shall be 100% vested at the time of Mr. Barksdale’s death.

If Mr. Barksdale’s employment is terminated by reason of his Disability, Mr. Barksdale shall only be entitled to the following: (i) Accrued Obligations shall be timely paid; (ii) Other Benefits shall be timely paid or provided; (iii) all options that are ISOs and that vested at or prior to the Date of Termination shall remain exercisable for the lesser of 12 months and the period of exercise in effect immediately prior to the Date of Termination; (iv) all options previously granted and scheduled to vest in the year in which the Date of Termination occurs shall immediately vest and be exercisable (A) in the case of ISOs, for 12 months from the Date of Termination, and (B) in the case of nonqualified stock options, for the exercise period set forth in the applicable grant; and (v) all other options that vested at or prior to the Date of Termination shall remain exercisable for the period of exercise in effect immediately prior to the Date of Termination.

If Mr. Barksdale’s employment is terminated for Cause, Mr. Barksdale shall only be entitled to the following: (i) the Accrued Obligations shall be paid in a lump sum in cash on the 30th day after the Date of Termination, and (ii) Other Benefits shall be paid or provided in a timely manner, provided, however, that Mr. Barksdale’s right to continue to participate in Welfare Benefit Plans shall terminate on the 30th day following the Date of Termination, subject to his rights under the Consolidated Omnibus Budget Reconciliation Act of 1985.

In the event that NewBridge terminates Mr. Barksdale’s employment Without Cause, or Mr. Barksdale terminates his employment for Good Reason, in any such case at the time of or within one year after a Change of Control, Mr. Barksdale shall be entitled to receive the following Change of Control payments and benefits:

(i)	NewBridge shall pay Mr. Barksdale the aggregate of the following amounts:

(A)	the sum of his Accrued Obligations;

(B)	the greater of (x) Mr. Barksdale’s Base Salary, divided by 365 and multiplied by the number of days remaining in the Employment Period; and (y) an amount equal to 2.99 times Mr. Barksdale’s Base Salary; and

(C)	the product of (x) Mr. Barksdale’s aggregate cash bonus for the last completed fiscal year, and (y) a fraction, the numerator of which is the number of days in the current fiscal year through the Date of Termination, and the denominator of which is 365;

In the event that Mr. Barksdale violates the non-compete and/or non-solicit covenants, described below, no payments shall be due under paragraphs (B) and (C) above.

(ii)	for the number of days remaining in the Employment Period from and after the Change of Control Termination Date, or such longer period as may be provided by the terms of the appropriate plan, program, practice or policy, NewBridge shall continue benefits to Mr. Barksdale and/or Mr. Barksdale’s family at least equal to those which would have been provided to them in accordance with applicable Welfare Benefit Plans if Mr. Barksdale’s employment had not been terminated; provided, however, that if Mr. Barksdale becomes reemployed with another employer and is eligible to receive substantially the same benefits under the other employer’s plans as Mr. Barksdale would receive under the Welfare Benefit Plans, the benefits provided by NewBridge shall be secondary to those provided under such other plans during such applicable period of eligibility; and

(iii)	all options previously granted to Mr. Barksdale that are unvested as of the Change of Control Termination Date shall be deemed vested, fully exercisable and non-forfeitable as of the Change of Control Termination Date (provided, however, that options granted less than six months before the Change of Control Termination Date shall not be exercisable until the first day subsequent to the six months following their dates of grant) and all previously granted options that are vested, but unexercised, on the Change of Control Termination Date shall remain exercisable, in each case for the period during which they would have been exercisable absent the termination of Mr. Barksdale’s employment, except as otherwise specifically provided by the Code; and

(iv)	Mr. Barksdale’s benefits under all Benefit Plans that are nonqualified plans shall be 100% vested, regardless of Mr. Barksdale’s age or years of service, as of the Change of Control Termination Date.

During the Restricted Period, Mr. Barksdale shall not, within the geographic areas composed of the circles surrounding the Bank’s then-existing banking offices, with each circle having the applicable banking office as its center point and a radius of 25 miles (the “Territory”), directly or indirectly, in any capacity, render his services, or engage or have a financial interest in, any business that shall be competitive with any of those business activities in which NewBridge or any of NewBridge’s subsidiaries (the “NewBridge Group”) is engaged as of the date of the Employment Agreement, which business activities include the provision of banking services (collectively, the “Business”).

During the Restricted Period, within the Territory, Mr. Barksdale shall not, directly or indirectly, individually or on behalf of any other natural person, corporation, partnership, limited liability company, trust, association, mutual organization or similar entity (other than NewBridge), offer to provide banking services to any such person or entity who is or was (i) a customer of any member of the NewBridge Group during any part of the 12-month period immediately prior to the Date of Termination, or (ii) a potential customer to whom any member of the NewBridge Group offered to provide banking services during any part of the 12-month period immediately prior to the Date of Termination.

During the Restricted Period, within the Territory, Mr. Barksdale shall not, directly or indirectly, individually or on behalf of any other person or entity, solicit, recruit or entice, directly or indirectly, any employee of any member of the NewBridge Group to leave the employment of such member to work with Mr. Barksdale or with any person, partnership, corporation, limited liability company or other entity with whom Mr. Barksdale is or becomes affiliated or associated.

The non-compete provisions shall not be operative upon, or be in any way enforceable against Mr. Barksdale at or after a termination by Mr. Barksdale for Good Reason; or a termination by NewBridge Without Cause if Mr. Barksdale returns and/or waives his right to receipt of continued

benefits under the Employment Agreement (other than Accrued Benefits).

ITEM 5.02.	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; APPOINTMENT OF PRINCIPAL OFFICERS.

(e) A brief description of the material terms of Mr. Barksdale’s Employment Agreement is contained in Item 1.01, “Entry into a Material Definitive Agreement,” above, and is incorporated herein by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description of Exhibit

Exhibit 99.1	Employment and Change of Control Agreement among NewBridge Bancorp, NewBridge Bank and David P. Barksdale, dated January 27, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWBRIDGE BANCORP

Dated: January 30, 2012	By:	/s/ Ramsey K. Hamadi
Ramsey K. Hamadi
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

Exhibit 99.1	Employment and Change of Control Agreement among NewBridge Bancorp, NewBridge Bank and David P. Barksdale, dated January 27, 2012.